EXHIBIT 3(b)



                               BYLAWS AS AMENDED
                                      OF
                              IES UTILITIES INC.
                      (Amended Through February 1, 1994)


                                   ARTICLE I

                                    OFFICES

      SECTION 1.1. PRINCIPAL OFFICE. - The principal office shall be established and maintained in the ie: Tower, 200 First Street, S.E., in the City of Cedar Rapids, in the County of Linn, in the State of Iowa.

      SECTION 1.2. OTHER OFFICES. - The Corporation may have other offices, either within or without the State of Iowa, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require. The registered office of the Corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be identical with the principal office in the State of Iowa, and the address of the registered office may be changed from time to time by the Board of Directors.


                                  ARTICLE II

                                 SHAREHOLDERS


      SECTION 2.1. ANNUAL MEETING. - The annual meeting of shareholders for the election of directors and the transaction of other business shall be held, in each year, on the third Tuesday in May at three o'clock in the afternoon unless such day is a holiday, in which event the annual meeting will be held at such time on the next succeeding business day.

      SECTION 2.2. PLACE OF SHAREHOLDERS' MEETING. - The annual meeting or any special meeting of shareholders shall be held at the principal office of the Corporation or any place, within the State of Iowa, as shall be designated by the Board of Directors and stated in the notice of the meeting.

      SECTION 2.3. SPECIAL MEETINGS. - Special meetings of the shareholders may be called by the Chairman of the Board, the President, the Board of Directors, or the holders of not less than ten percent of all the shares entitled to vote at the meeting.

      SECTION 2.4. NOTICE OF MEETINGS. - WAIVER. - Written or printed notice, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the address appearing on the stock transfer books of the Corporation, with postage thereon prepaid.

      SECTION 2.5. CLOSING OF TRANSFER BOOKS; FIXING OF RECORD DATE. - For the purpose of determining shareholders entitled to notice of, or to vote at, any special meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining share-holders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days, and in case of a meeting of shareholders not less than 10 days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

      SECTION 2.6. VOTING RECORD. - The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least 10 days prior to each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each, which record shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours for a period of 10 days prior to such meeting. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence of the identity of the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

      SECTION 2.7. QUORUM. - A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment only if a quorum is represented throughout.

      SECTION 2.8. CONDUCT OF MEETING. - Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority if present and acting - the Chairman of the Board, the President, the Secretary, or if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the shareholders. The Secretary of the Corporation, or if absent, an Assistant Secretary, shall act as secretary of the meeting, but if neither the Secretary nor an Assistant Secretary is present, or if the Secretary is presiding over the meeting and the Assistant Secretary is not present, the Chairman of the meeting shall appoint a secretary of the meeting.

      SECTION 2.9. PROXIES. - At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

      SECTION 2.10. VOTING OF SHARES. - Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

      SECTION 2.11 VOTING OF SHARES BY CERTAIN HOLDERS. - Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

      Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into that person's name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, without a transfer of such shares into the trustee's name. The Corporation may request evidence of such fiduciary status with respect to the vote, consent, waiver, or proxy appointment.

      Shares standing in the name of a receiver or trustee in bankruptcy may be voted by such receiver or trustee, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of the shares into such person's name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

      A pledgee, beneficial owner, or attorney-in-fact of the shares held in the name of a shareholder shall be entitled to vote such shares. The Corporation may request evidence of such signatory's authority to sign for the shareholder with respect to the vote, consent, waiver, or proxy appointment.

      Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.


                                  ARTICLE III

                              BOARD OF DIRECTORS


      SECTION 3.1. GENERAL POWERS. - The business and affairs of the Corporation shall be managed by its Board of Directors.

      SECTION 3.2. NUMBER, TENURE, QUALIFICATIONS AND REMOVAL. - The number of Directors of the Corporation shall be fifteen until May 17, 1994, the date of the 1994 Annual Meeting of Shareholders, at which time the number of Directors shall be eleven. Each Director shall hold office until the next annual meeting of shareholders and until the Director's successor shall have been elected and qualified, unless removed at a meeting called expressly for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors. A Director may only be removed upon a showing of cause. Directors need not be residents of the State of Iowa or shareholders of the Corporation. Not more than three Directors shall be officers or employees of the Corporation or its subsidiaries. No person who has reached the age of 70 years shall be eligible for election or re-election to the Board of Directors.


      SECTION 3.3. REGULAR MEETINGS. - An annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. Unless otherwise provided by resolution of the Board of Directors, regular meetings of the Board of Directors, additional to the annual meeting, shall be held on the first Tuesday of February, May, and August, and on the first Wednesday of November of each year, at the principal office or any place within or without the State of Iowa as shall be designated by the Board of Directors without notice other than such resolution.


      SECTION 3.4. SPECIAL MEETINGS. - Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place either within or without the State of Iowa, whether in person or by telecommunications, as the place for holding any special meeting of the Board of Directors called by them.

      SECTION 3.5. NOTICE. - Notice of any special meeting shall be given at least three days prior to the meeting by written notice delivered personally or mailed to each Director at the Director's business address, by telegram, or orally by telephone. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any busi-ness because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      SECTION 3.6.   QUORUM. - A majority of the number  of Directors fixed by
Section 3.2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

      SECTION 3.7. MANNER OF ACTING. - The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A Director shall be considered present at a meeting of the Board of Directors or of a committee designated by the Board if the Director participates in such meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

      SECTION 3.8. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the Directors of the Corporation or of any committee of the Board may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Directors or all of the members of the committee of Directors, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and shall be filed with the Secretary of the Corporation to be included in the official records of the Corporation.

      SECTION 3.9. PRESUMPTION OF ASSENT. - A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting or promptly upon arrival to the holding of or transacting business at the meeting, (b) the Director's dissent shall be entered in the minutes of the meeting, or (c) the Director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

      SECTION 3.10. VACANCIES. - Any vacancy occurring in the board of Directors and any directorship to be filled by reason of an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, even if less than a quorum of the Board of Directors. Notwithstanding the foregoing, during the Five Year Period (as such term is defined in the Agreement and Plan of Merger between IE Industries Inc. and Iowa Southern Inc. dated February 27, 1991), if any of the Company Directors (as such term is defined in the Agreement and Plan of Merger between IE Industries Inc. and Iowa Southern Inc. dated February 27, 1991) are removed, resign or cease to serve, unless a majority of the remaining Company Directors elects not to fill such vacancy or vacancies, then the vacancy or vacancies resulting therefrom will be filled by a person selected by the Board of Directors; provided that such person is acceptable to at least three of the remaining Company Directors as evidenced by such Company Directors' votes or written consents therefor. A Director so elected shall be elected for the unexpired term of the vacant directorship or the full term of such new directorship. Failure to attend three consecutive regular meetings of the Board of Directors shall disqualify a Director from further service as a Director during the year in which the third delinquency occurs and shall make such Director ineligible for re-election, unless such failure to attend be determined by the affirmative vote of two-thirds of the remaining Directors holding office to be due to circumstances beyond the control of such Director. A resignation may be tendered by any Director at any meeting of the shareholders or of the Board of Directors, who shall at such meeting accept the same.

      SECTION 3.11. COMPENSATION. - The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or may receive a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

      SECTION 3.12. EXECUTIVE COMMITTEE. - The Board of Directors shall, at each annual meeting thereof, appoint from its number an Executive Committee of not less than three (3) nor more than five (5) members, including the Chairman of the Board and the Chief Executive Officer of the Corporation, to serve, subject to the pleasure of the Board, for the year next ensuing and until their successors are appointed by the Board. The Board of Directors at such time shall also fix the compensation to be paid to the members of the Executive Committee. No member of the Executive Committee shall continue to be a member after ceasing to be a Director of the Corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the Executive Committee, to fill vacancies, to change any member, and to change the functions or terminate the Committee's existence.

      SECTION 3.13. POWERS OF EXECUTIVE COMMITTEE. - The Executive Committee appointed by the Board of Directors as above provided shall possess all the power and authority of the Board of Directors when said Board is not in session, but the Executive Committee shall not have the power to: (1) declare dividends or distributions, (2) approve or recommend directly to the shareholders actions required by law to be approved by shareholders, (3) fill vacancies on the Board of Directors or designate directors for purposes of proxy solicitation, (4) amend the Articles, (5) adopt, amend, or repeal Bylaws, (6) approve a plan of merger not requiring shareholders approval,
(7) authorize reacquisition of shares unless pursuant to a method specified by the Board, or (8) authorize the sale or issuance of shares or designate the terms of a series of a class of shares, except pursuant to a method specified by the Board, to the extent permitted by law.


      SECTION 3.14. PROCEDURE: MEETINGS: QUORUM. - Regular meetings of the Executive Committee may be held at least once in each month on such day as the Committee shall elect and special meetings may be held at such other times as the Chairman of the Board, the President, or any two members of the Executive Committee may designate. Notice of special meetings of the Executive Committee shall be given by letter, telegram, or cable delivered for transmis-sion not later than during the second day immediately preceding the day for such meeting or by word of mouth or telephone not later than the day immediately preceding the date for such meeting. No such notice need state the business to be transacted at the meeting. No notice need be given of an adjourned meeting. The Executive Committee may fix its own rules of procedure. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the regular meeting thereof held next after the meeting of the Executive Committee. Attendance at any meeting of the Executive Committee at a special meeting shall constitute a waiver of notice of such special meeting.

      At its last meeting preceding the annual meeting of the Board of Directors, the Executive Committee shall make to the Board its recommendation of officers of the Corporation to be elected by the Board for the ensuing year.

      The Chairman of the Board shall act as Chairman at all meetings of the Executive Committee, and if the Chairman is absent, the President shall act as such Chairman. The Secretary of the Corporation shall act as Secretary of the meeting. In case of the absence from any meeting of the Executive Committee of the Chairman of the Board and the President, or the Secretary of the Corporation, the Executive Committee shall appoint a chairman or secretary, as the case may be, of the meeting. The Executive Committee may hold its meetings within or without the State of Iowa, as it may from time to time by resolution determine. A majority of the Executive Committee shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such.

      SECTION 3.15. OTHER COMMITTEES. - The Board of Directors may appoint by resolution adopted by a majority of the full Board of Directors from among its members, other committees, temporary or permanent, and, to the extent permitted by law and these Bylaws, may designate the duties, powers, and authorities of such committees subject to the same restriction of powers as provided in Section 3.13.


                                  ARTICLE IV

                                   OFFICERS

      SECTION 4.1. OFFICERS. - The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers, including president and group executive, vice-presidents, general counsel, and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more of the offices may be held by the same person if so decided by the Board of Directors.

      SECTION 4.2. ELECTION AND TERM OF OFFICE. - The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board at its annual meeting held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. A vacancy in any office for any reason may be filled by the Board of Directors for the unexpired portion of the term.

      SECTION 4.3. REMOVAL OF OFFICERS. - Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

      SECTION 4.4. CHAIRMAN OF THE BOARD. - The Chairman of the Board shall preside at all meetings of the Board of Directors, shall be a member of the Executive Committee, and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.


      SECTION 4.5. PRESIDENT. - The President shall be the Chief Executive Officer of the Corporation and shall have general supervision of and be accountable for the control of the Corporation's business affairs, properties and management and otherwise shall have the general powers and duties usually vested with the office of President of a corporation, subject, however, to the control of the Board of Directors and the Executive Committee. The President shall see that all resolutions and orders of the Board of Directors or the Executive Committee are carried into effect and shall exercise such other powers and perform such other duties as may be designated by the Board of Directors and the Executive Committee.

      SECTION 4.6. PRESIDENT AND GROUP EXECUTIVE. - A President and Group Executive (if one or more be elected) shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chairman of the Board or the President may from time to time delegate.

      SECTION 4.7. VICE-PRESIDENTS. - A Vice President (if one or more be elected or appointed) shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chairman of the Board or the President may from time to time delegate.

      SECTION 4.8 TREASURER. - The Treasurer shall have the custody of the funds and securities of the Corporation. Whenever necessary or proper, the Treasurer shall (1) endorse, on behalf of the Corporation, checks, notes or other obligations and deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate;
(2) sign receipts or vouchers for payments made to the Corporation which shall also be signed by such other officer as may be designated by the Board of Directors; (3) disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements; and (4) render to the Board of Directors, the Executive Committee, the Chairman of the Board and the President at the regular meetings of the Board or Executive Committee, or whenever any of them may require it, an account of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond with one or more sureties satisfactory to the board, for the faithful performance of the duties of this office, and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in possession or under control of the Treasurer.

      SECTION 4.9. SECRETARY. - The Secretary shall record the votes and proceedings of the Shareholders, the Board of Directors and the Executive Committee in a book or books kept for that purpose, and shall serve notices of and attend all meetings of the Directors, the Executive Committee and share-holders. In the absence of the Secretary or an Assistant Secretary from any meeting of the Board of Directors, the proceedings of such meeting shall be recorded by such other person as may be appointed for that purpose.

      The Secretary shall keep in safe custody the seal of the Corporation, and duplicates, if any, and when requested by the Board of Directors, or when any instrument shall have been first signed by the Chairman of the Board, the President or a Vice President duly authorized to sign the same, or when necessary to attest any proceedings of the shareholders or directors, shall affix it to any instrument requiring the same, and shall attest the same. The Secretary shall, with the Chairman of the Board or the President, sign certificates of stock of the Corporation and affix a seal of the Corporation or cause such seal to be imprinted or engraved thereon, subject, however, to the provisions providing for the use of facsimile signatures on stock certificates under certain conditions. The Secretary shall have charge of such books and papers as properly belong to such office, or as may be commit-ted to the Secretary's care by the Board of Directors or by the Executive Committee, and shall perform such other duties as pertain to such office, or as may be required by the Board of Directors, the Executive Committee or the Chairman of the Board.

      SECTION 4.10. ASSISTANT TREASURERS. - Each Assistant Treasurer (if one or more Assistant Treasurers be elected or appointed) shall assist the Treasurer and shall perform such other duties as the Board of Directors may from time to time prescribe or the Chairman of the Board or the President may from time to time delegate. At the request of the Treasurer, any Assistant Treasurer may perform temporarily the duties of Treasurer in the case of the Treasurer's absence or inability to act. In the case of the death of the Treasurer, or in the case of absence or inability to act without having designated an Assistant Treasurer to perform temporarily the duties of Treasurer, an Assistant Treasurer shall be designated by the Chairman of the Board or the President to perform the duties of the Treasurer. Each Assistant Treasurer shall, if required by the Board of Directors, give the Corporation a bond with such surety or sureties as may be ordered by the Board of Directors, for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind belonging to the Corporation in the possession or under control of such Assistant Treasurer.

      SECTION 4.11. ASSISTANT SECRETARIES. - Each Assistant Secretary (if one or more Assistant secretaries be elected or appointed) shall assist the Secretary and shall perform such other duties as the Board of Directors may from time to time prescribe or the Chairman of the Board or the President may from time to time delegate. At the request of the Secretary, any Assistant Secretary may perform temporarily the duties of Secretary in the case of the Secretary's absence or inability to act. In the case of the death of the Secretary, or in the case of absence or inability to act without having designated an Assistant Secretary to perform temporarily the duties of Secretary, the Assistant Secretary to perform the duties of the Secretary shall be designated by the Chairman of the Board or the President.

      SECTION 4.12. GENERAL COUNSEL. - The General Counsel shall be responsible for the management of the Legal Department in its support of all other operations of the Corporation including management guidance to assure responsible decisions, information for all employees concerning the legal and judicial environment and recommended changes of law as deemed advisable. In addition, the General Counsel shall be responsible for the coordination of outside counsel activities in all instances as well as the prosecution of charges against the Corporation or other judicial or regulatory activities. This shall include full information for the management and employees of judicial, regulatory or other administrative body rulings and their impact on the Corporation. The duties shall include approval of all legal and contractual documents of the Corporation, prior to their authorization, and full support to various departments to assist in the development of these documents. The General Counsel shall perform such other duties as may be assigned from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board or the President.


                                   ARTICLE V

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

      SECTION 5.1. CERTIFICATES FOR SHARES. - Each certificate representing shares of the Corporation shall state upon the face (a) that the Corporation is organized under the laws of the State of Iowa, (b) the name of the person to whom issued, (c) the number and class of shares, and the designation of the series, if any, which such certificate represents, and (d) the par value of each share, if any, and each such certificate shall otherwise be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board or the President and by the Secretary or an Assistant Secretary and shall be sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. If a certificate is countersigned by a transfer agent, or registered by a registrar, the signatures of the persons signing for such transfer agent or registrar also may be facsimiles. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the Corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer or employee or agent at the date of its issue. Each certificate for shares shall be consecutively numbered or otherwise identified.

      All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

      SECTION 5.2. TRANSFER OF SHARES. - Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by such person's legal representative, who shall furnish proper evidence of authority to transfer, or authorized attorney, by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.

      Subject to the provisions of Section 2.11 of Article II of these Bylaws, the person in whose name shares stand on the books of the Corporation shall be treated by the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including (without limitation) a purchaser, assignee or transferee of such shares, or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Except as provided in said Section 2.11 hereof, no such purchaser, assignee, transferee or other person shall be entitled to receive notice of the meetings of shareholders, to vote at such meetings, to examine the complete record of the shareholders entitled to vote at meetings, or to own, enjoy or exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.


                                  ARTICLE VI

                           MISCELLANEOUS PROVISIONS

      SECTION 6.1. INDEMNIFICATION. - The Corporation shall indemnify its directors, officers, employees and agents to the full extent permitted by the Iowa Business Corporation Act, as amended from time to time. The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this section.

      SECTION 6.2. FISCAL YEAR. - The fiscal year of the Corporation shall be the calendar year.


      SECTION 6.3. SEAL. - The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the words "CORPORATE SEAL IOWA". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      SECTION 6.4. CONTRACTS, CHECKS, DRAFTS, LOANS AND DEPOSITS. - All contracts, checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. The Board may authorize by resolution any officer or officers to enter into and execute any contract or instrument of indebtedness in the name of the Corporation; and such authority may be general or confined to specific instances. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may authorize.

      SECTION 6.5. DIVIDENDS. - Subject to the provisions of the Articles of Incorporation, the Board of Directors may, at any regular or special meeting, declare dividends upon the capital stock of the Corporation payable out of surplus (whether earned or paid-in) or profits as and when they deem expedient. Before declaring any dividend there may be set apart out of surplus or profits such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

      SECTION 6.6. WAIVER OF NOTICE. - Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Iowa Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

      SECTION 6.7. VOTING OF SHARES OWNED BY THE CORPORATION. - Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of such other corporation by the President of the Corporation if present, or if absent by any other officer of the Corporation who may be present. Whenever, in the judgment of the President, or if absent, of any officer, it is desirable for the Corporation to execute a proxy or give a shareholders' consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or one of the officers of the Corporation and shall be attested by the Secretary or an Assistant Secretary of the Corporation without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation in the same manner as such share or shares might be voted by the Corporation.

      SECTION 6.8. AMENDMENTS. - These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.